                                    May 26, 2017

Avadel Pharmaceuticals plc
Block 10-1, Blanchardstown Corporate Park
Ballycoolin, Dublin 15, Ireland

To our Shareholders:

We are forwarding herewith the notice of the annual general meeting of shareholders (the "Meeting") of Avadel Pharmaceuticals plc (the "Company") to be held Wednesday, June 28, 2017 at 12:00 Noon (Irish Standard Time) at the offices of Arthur Cox, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, together with (i) the proxy statement relating to the matters to be considered at the Meeting and containing certain other information, (ii) a proxy card (for use by holders of our ordinary shares) or a voting instruction card (for use by holders of our American Depositary Shares), as applicable, and (iii) a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

We will forward under separate cover a copy of the Company's Irish Statutory Financial Statements for the period beginning December 1, 2015 (the date of incorporation) through December 31, 2016, along with the related directors' and independent auditor's reports.

Additional copies of the materials described above may be obtained without charge by writing to the Corporate Secretary of Avadel Pharmaceuticals plc at Block 10-1, Blanchardstown Corporate Park, Ballycoolin, Dublin 15, Ireland or downloaded from our website at www.Avadel.com.

Very truly yours,

/s/ Phillandas T. Thompson
Phillandas T. Thompson
Senior Vice President, General Counsel,
Corporate Secretary